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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY


                          NORTHROP GRUMMAN CORPORATION

                              Equity Security Units

                                  Common Stock

                             Underwriting Agreement

     Section 1. INTRODUCTORY. Northrop Grumman Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time, in one or more series, on terms to be decided at the time of offering, (i) its 7.25% Equity Security Units (the "Underwritten Units") and, at the election of the Underwriters (as defined below), an additional number of 7.25% Equity Security Units (the "Option Units") to cover over-allotments and (ii) shares of its common stock, par value $1.00 per share (the "Common Stock") (the "Underwritten Shares") and, at the election of the Underwriters, an additional number of shares of Common Stock to cover over-allotments (the "Option Shares"). Each Equity Security Unit will have a stated amount of $100.00 and will initially be comprised of (a) a purchase contract (the "Purchase Contract") under which the holder will purchase from the Company on November 16, 2004, a number of shares (the "Issuable Common Stock") of Common Stock of the Company equal to the Settlement Rate as set forth in the Purchase Contract Agreement (as defined below) and (b) a 5.25% senior note due 2006 of the Company having a principal amount of $100.00 (the "Debt Security"). The Underwritten Units and the Option Units that the Underwriters elect to purchase pursuant to Section 3 hereof are collectively referred to as the "Units," and the Underwritten Shares and the Option Shares that the Underwriters elect to purchase pursuant to
Section 3 hereof are collectively referred to as the "Shares." The Underwritten Units and the Underwritten Shares are hereinafter referred to as the "Underwritten Securities," and the Option Units and Option Shares are hereinafter referred to as the "Option Securities."

     In accordance with the terms of a Purchase Contract Agreement, to be dated as of November 21, 2001 (the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as purchase contract agent (the "Purchase Contract Agent"), the Debt Securities constituting a part of the Equity Security Units will be pledged by the Purchase Contract Agent, on behalf of the holders of the Equity Security Units, to The Bank of New York, as collateral agent (the "Collateral Agent"), pursuant to a Pledge Agreement, to be dated as of November 21, 2001 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent and The Bank of New York, as custodial agent (the "Custodial Agent") and securities intermediary (the "Securities Intermediary"), to secure the holders' obligation to purchase Issuable Common Stock under the Purchase Contracts. The rights and obligations of a holder of Equity Security Units in respect of Debt Securities (subject to the pledge thereof) and Purchase Contracts will initially be evidenced by a Normal Units Certificate (as defined in the Purchase Contract Agreement).

     The Debt Securities will be issued pursuant to an Indenture (the "Indenture"), to be dated as of November 21, 2001, between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee").

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     Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be
entered into among the Company, the Purchase Contract Agent and a financial institution to be selected by the Company to act as reset agent and remarketing agent (together, the "Remarketing Agent"), the Debt Securities or other Pledged Securities (as defined below) will be remarketed, subject to certain terms and conditions.

     As used in this Agreement, "Transaction Documents" shall mean, collectively, the Purchase Contract Agreement, the Indenture, the Pledge Agreement and the Remarketing Agreement. The Units and the Shares registered under the Registration Statement (as defined in Section 13) are hereinafter referred to as the "Registered Securities," and the Registered Securities involved in any such offering are hereinafter referred to as the "Securities." The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives," provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in Sections 2(b), 6(c) and 7 and the second sentence of Section 3), shall mean the Underwriters. Certain other capitalized terms used herein are defined in Section 13 hereof.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

     (a) A registration statement (No. 333-71290), including a Basic Prospectus (as defined in Section 13), relating to the Registered Securities has been filed with the Securities and Exchange Commission (the "Commission") and has become effective; no order preventing or suspending the use of such prospectus has been issued by the Commission and no proceeding for that purpose has been threatened or initiated by the Commission. The Company may have filed one or more amendments thereto, including a preliminary prospectus, each of which has been previously furnished to the Representatives. The Company will next file with the Commission one of the following: (1) after the effective date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the effective date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at its effective date, all information (other than Rule 430A Information) required by the Act and the rules and regulations of the Commission thereunder ("the Rules and Regulations") thereunder to be included in such registration statement and the Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement or such final prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the execution of the Terms Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes as the Company has advised the Representatives, prior to such time, will be included or made therein. The

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Registration Statement, at the execution of the Terms Agreement, will meet the requirements set forth in Rule 415(a)(1)(x).

     (b) On its effective date, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, on each Closing Date and on any date on which Option Securities were purchased (if not the Closing Date), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

     (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act and the Exchange Act, as applicable, the Trust Indenture Act and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) Each of the Company and its significant subsidiaries listed on Schedule A hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as currently being conducted, to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

     (e) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are not subject to any preemptive rights and conform to the description thereof contained in the Prospectus. All of the issued and outstanding shares of capital stock of, or other ownership interest in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and not subject to any preemptive rights, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. Except as set forth in the Prospectus, all such shares of capital stock are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible

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securities, commitments or sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

     (f) The Securities have been duly authorized and, when duly issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights; the Securities, when so issued, delivered and sold, will conform to the descriptions thereof contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities.

     (g) The Units have been duly authorized and, when duly executed, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and will be entitled to the benefits of, the Purchase Contract Agreement; and the issuance of the Units is not subject to preemptive or other similar rights;

     (h) The Purchase Contract Agreement has been duly authorized by the Company and, at the Closing Date, when duly executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Purchase Contract Agent, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Purchase Contract Agreement will conform in all material respects to the description thereof contained in the Prospectus.

     (i) The Purchase Contracts underlying the Units have been duly authorized by the Company and, when duly executed, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Purchase Contracts will conform in all material respects to the description thereof contained in the Prospectus; and the issuance of the Purchase Contracts is not subject to any preemptive or similar rights.

     (j) The Remarketing Agreement has been duly authorized by the Company and, at the date of the Remarketing Agreement and at the Remarketing Closing Date (as defined in the Remarketing Agreement) when executed and delivered by the Company and

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assuming due authorization, execution and delivery thereof by the Purchase
Contract Agent and the Remarketing Agent, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Remarketing Agreement will conform in all material respects to the description thereof contained in the Prospectus.

     (k) The Pledge Agreement has been duly authorized by the Company and, at the Closing Date, when executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Collateral Agent and the Purchase Contract Agent, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered a proceeding in equity or at law); and the Pledge Agreement will conform in all material respects to the description thereof contained in the Prospectus.

     (l) The Pledge Agreement creates, as collateral security for the performance when due by the holders from time to time of the Units of their respective obligations under the Purchase Contracts constituting part of such Units, a legal, valid and perfected security interest (as defined in the Uniform Commercial Code, as adopted and in effect in the State of New York (the "New York UCC")) in favor of the Collateral Agent for the benefit of the Company, in the right, title and interest of such holders in the securities and other assets and interests pledged to the Collateral Agent pursuant to the Pledge Agreement (the "Pledged Securities").

     (m) The Indenture has been duly authorized by the Company, and, when duly executed and delivered in accordance with its terms, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will conform in all material respects to the description thereof in the Prospectus.

     (n) When the Debt Securities are duly executed, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

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     (o) Each of the firms of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company, filed or to be filed with the Commission as part of the Registration Statement and the Prospectus or incorporated by reference therein are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act. The consolidated historical and pro forma financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement or incorporated by reference therein comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. The other financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (p) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement or the Transaction Documents.

     (q) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     Section 3. THE SECURITIES.

     (a) Purchase and Offering of Securities. The obligation of the Underwriters
         -----------------------------------
to purchase the Securities will be evidenced by terms agreements substantially in the form annexed hereto as Schedule I-A and I-B (each a "Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the number of Underwritten Units or Underwritten Shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters, the number of Option Units and/or Option Shares to be purchased pursuant to an option granted by the Company to the Underwriters to cover over-allotments (the "Over-Allotment Option"), if any, and the terms of the Securities not already specified, including, but not limited to the terms of the Debt Securities not already specified in the Indenture. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the applicable Prospectus.

     (b) Delivery and Payment. Delivery of and payment for the Underwritten
         --------------------
Securities and the Option Securities (if any Over-Allotment Option is exercised on or before

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the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in the Terms Agreement or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of such Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company ("DTC") unless the Representatives shall otherwise instruct.

     If any Over-Allotment Option is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities being purchased (at the expense of the Company) to the Representatives, at their addresses as indicated in the Terms Agreement, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     Section 4. CERTAIN AGREEMENTS OF THE UNDERWRITERS. The Underwriters agree to pledge, through the Purchase Contract Agent, to the Collateral Agent, on behalf of the initial purchasers of the Units, the Debt Securities underlying the Underwritten Units and the Option Units with respect to which the Company and the Underwriters have entered into Purchase Contracts. Such pledge shall be effected by the delivery to the Collateral Agent in New York by the Underwriters of the Debt Securities to be pledged at the appropriate Closing Date in accordance with the Pledge Agreement.

     Section 5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees that it will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company further agrees that, in connection with each offering of Securities:

     (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the

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execution and delivery of the applicable Terms Agreement. The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of the Terms Agreement, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including any final prospectus supplement) to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time (as defined in Section 13), shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will (i) promptly notify the Representatives of such event, (ii) promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and
(iii) supply such number of copies of any such amended or supplemented Prospectus to the Underwriters as they may reasonably request. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (c) As soon as practicable following the issuance and sale of any of the Registered Securities, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its

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Subsidiaries which will comply with the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) The Company will use its best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and to continue such qualifications in effect so long as required for the distribution.

     (e) During the period of 5 years after the date of the applicable Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year a copy of its annual report to stockholders for such year, and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

     (f) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing (or reproduction) and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the Terms Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange;
(vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5, Section 7 and
Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     (g) For a period beginning at the date of the applicable prospectus supplement with respect to a Terms Agreement and ending 90 days after such date, without

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the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, shares of the Company's common stock, securities convertible into or exchangeable or exerciseable for any shares of the Company's common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any such aforementioned transaction is to be settled by delivery of any such securities or cash, except (i) under the Company's stock option and other employee incentive and benefit plans existing on the date of the applicable Terms Agreement, (ii) Common Stock issued upon conversion of outstanding convertible securities, (iii) currently contemplated issuance of the Company's Common Stock;
(iv) issuance of the Company's Common Stock as consideration in future acquisitions, and (v) transfers of the Company's Common Stock to affiliates.

               (h) The Company will use its best efforts to effect the listing of (i) the Units, and (ii) Issuable Common Stock, on the New York Stock Exchange (and such other exchanges or trading markets on which the Common Stock is then listed or admitted for trading), and to cause the foregoing to be registered under the Exchange Act.

               (i) The Company agrees to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the Issuable Common Stock upon conversion of the Units.

               Section 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) On or prior to the Execution Time, the Representatives shall have received letters, dated the date of delivery thereof, of (i) Deloitte & Touche LLP, with respect to the Company, Northrop Grumman Systems Corporation and Litton Industries, Inc. and (ii) Arthur Andersen LLP, with respect to Newport News Shipbuilding Inc., in each case confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i)       In their opinion, the consolidated financial
                    statements and schedules examined by them and incorporated by reference in the Registration Statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii)      They have performed procedures specified by the
                    American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards

                     No. 71, "Interim Financial Information" on the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement;

               (iii)     On the basis of the procedures referred to in (ii)

                     above, and inquiries of officials of the relevant company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that: (A) any modifications should be made to the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement for them to be in conformity with GAAP, consistently applied, or (B) such unaudited condensed financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and

               (iv)      On the basis of the review referred to in (ii) above,
                     a reading of the latest available interim financial statements of the relevant company, inquiries of officials of such company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                     A. the unaudited financial statements, if any, included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                     B. the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                     C. at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of such company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

             D. for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income, income before extraordinary items or net income or in the ratio of earnings to fixed charges; except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus and not otherwise covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the relevant company and its subsidiaries subject to the internal controls of the relevant company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution of the Terms Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been: (i) (1) any change or decrease referred to in paragraph (a) of this Section 6 or (2) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (1) or (2) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto);
(ii) any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; (iii) any suspension or limitation in trading in the Company's Common Stock or Debt Securities by the Commission or any suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or any setting of minimum prices for trading on such exchange or market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          (d) The Representatives shall have received an opinion, dated the Closing Date, of Sheppard, Mullin, Richter & Hampton LLP, counsel for the Company, in form and substance satisfactory to their counsel (the "Company Attorney's Opinion") to the effect that:

            (i)     Each of the Company and its Subsidiaries has been duly
                  incorporated and is an existing corporation in good standing under the laws of the state of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and, to such counsel's knowledge, each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect;

            (ii)    The Company has authorized capitalization as set forth in
                  the Prospectus;

            (iii)   No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company and, in the case of the issuance of the Units, the Transaction Documents, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                    (iv)      The execution, delivery and performance of the
                           Terms Agreement (including the provisions of this Agreement) and, in the case of the issuance of Units, the Transaction Documents, and the issuance and sale of the Securities and, in the case of the issuance of Units, the Issuable Common Stock, and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Federal, California, New York or Delaware statute, or, to such counsel's knowledge, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities and, in the case of the issuance of Units, the Issuable Common Stock as contemplated by the Terms Agreement (including the provisions of this Agreement);

                    (v)       After inquiry of officials of the Company, such
                           counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit and is not so described or filed as required;

                    (vi)      The Registration Statement has become effective
                           under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

                    (vii)     To such counsel's knowledge, after inquiry of
                           officials of the Company, no holder of any security of the Company has any right to require registration under the Registration Statement of shares of Common Stock or any other security of the Company.

               In the event the Securities are Units, the Company Attorney's Opinion shall additionally be to the effect that:

                    (i) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act;

     (ii) The Debt Securities have been duly authorized and, except in the case of Debt Securities to be issued in connection with Option Units, duly executed, authenticated, issued and delivered; the Indenture and the Debt Securities, other than any Debt Securities to be issued in connection with Option Units, constitute, and any Debt Securities to be issued in connection with Option Units, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to an Over-Allotment Option, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Debt Securities, when so issued and delivered and sold, will conform in all material respects to the description thereof contained in the Prospectus;

     (iii) The Indenture conforms in all material respects to the description thereof in, or incorporated by reference in, the Prospectus;

     (iv) The statements set forth in the Prospectus under "Description of Debt Securities" (or a similar heading or headings), insofar as they purport to constitute summaries of certain terms of the Debt Securities and the Indenture are accurate in all material respects;

     (v) The Units being delivered at the Closing Date have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and are in the form contemplated by, and are entitled to the benefits of, the Purchase Contract Agreement; the Units conform in all material respects to the description thereof contained in the Prospectus; and the issuance of the Units is not subject to preemptive or other similar rights;

     (vi) The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Purchase Contract Agent, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles

            (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Purchase Contract Agreement conforms in all material respects to the description thereof contained in the Prospectus;

     (vii) The Purchase Contracts underlying the Units being delivered at the Closing Date have been duly authorized, issued and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), the Purchase Contracts conform in all material respects to the description thereof contained in the Prospectus; and the issuance of the Purchase Contracts is not subject to any preemptive or similar rights;

     (viii) The Remarketing Agreement has been duly authorized, executed and delivered by the Company; the Remarketing Agreement conforms in all material respects to the description thereof contained in the Prospectus; and the Debt Securities will entitle the holders thereof to the benefits of the Remarketing Agreement and the Purchase Contract Agreement, in each case in respect of the remarketing thereof;

     (ix) The Pledge Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Collateral Agent and the Purchase Contract Agent, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Pledge Agreement conforms in all material respects to the description thereof contained in the Prospectus;

     (x) The statements set forth in the Prospectus under the captions "Description of Units," insofar as they purport to constitute a summary of the terms of the Transaction Documents, and "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions, "U.S. Federal Income Tax Consequences" and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects; and

       (xi) The Units to be issued and sold pursuant to this Agreement and the Terms Agreement have been approved for listing upon notice of issuance on the New York Stock Exchange.

      In the event the Securities are shares of Common Stock, the Company Attorney's Opinion shall additionally be to the effect that:

       (xii) The Common Stock conforms to the description thereof in, or incorporated by reference into, the Prospectus and is not subject to preemptive or other similar rights; and the information in the Prospectus under "Description of Capital Stock" (or a similar heading or headings), insofar as it purports to describe the provisions of the laws and documents referred to therein, is accurate and complete in all material respects; and

       (xiii) The Shares to be issued and sold pursuant to this Agreement and the applicable Terms Agreement has been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Terms Agreement, will be validly issued and fully paid and non-assessable.

           Such counsel shall also state that on the basis of their involvement in the preparation of the Registration Statement and although they have not verified the accuracy or completeness of the statements contained therein or in any amendment thereto, nothing has come to the attention of such counsel which causes them to believe that the Registration Statement or the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical information contained therein) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

           In rendering such opinion, such counsel shall opine as to the effect of the federal laws of the United States, the internal laws of the States of California and New York and the General Corporation Laws of the State of Delaware. As to matters involving application of the laws of the State of New York, to the extent specified in such opinion, such counsel may rely on the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters.

          (e) The Representatives shall have received an opinion, dated the Closing Date, of John H. Mullan, Esq., Corporate Vice President, Secretary and Associate General

Counsel of the Company, in form and substance satisfactory to their counsel, to the effect that:

               (i) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and, in the case of the issuance of the Units, the Transaction Documents, and the issuance and sale of the Securities and, in the case of the issuance of the Units, the Issuable Common Stock, and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Federal, California, New York or Delaware statute or, to such counsel's knowledge, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities and, in the case of the Units, the Issuable Common Stock, as contemplated by the Terms Agreement (including the provisions of this Agreement); and

               (ii) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          In rendering such opinion, such counsel shall opine as to the effect of the federal laws of the United States, the internal laws of the State of California and New York and the General Corporation Laws of the State of Delaware. As to matters involving application of the laws of the State of New York, to the extent specified in such opinion, such counsel may rely on the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters.

          (f) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such favorable opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters they may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

          (g) The Representatives shall have received an opinion dated the Closing Date of White & Case LLP, counsel to The Bank of New York, as Collateral Agent, Custodial

Agent and Securities Intermediary (collectively, the "Agents"), in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i)      The Bank of New York is a banking corporation duly
                     incorporated and validly existing under the laws of the State of New York;

               (ii)     The execution, delivery and performance by the
                     Collateral Agent, the Custodial Agent and the Securities Intermediary of the Pledge Agreement have each been duly authorized by all necessary corporate action on the part of each such Agent; the Pledge Agreement has been duly executed and delivered by the Collateral Agent, the Custodial Agent and the Securities Intermediary and constitutes a valid and legally binding obligation of each of the Agents, enforceable against such Agents in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iii)    The execution, delivery and performance by the
                     Collateral Agent, the Custodial Agent and the Securities Intermediary of the Pledge Agreement do not violate or constitute a breach of the Articles of Incorporation or By-Laws of any of such Agents; and

               (iv)     No consent of any federal or state banking authority is
                     required for the execution, delivery or performance by the Agents of their respective obligations under the Pledge Agreement.

            (h) The Representatives shall have received an opinion dated the Closing Date of Cravath, Swain & Moore, counsel to JPMorgan Chase Bank, as Purchase Contract Agent and Trustee, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i)      JPMorgan Chase Bank has been duly incorporated and is
                     validly existing as a banking corporation in good standing under the laws of the State of New York;

               (ii)     JPMorgan Chase Bank has the corporate trust power and
                     authority to execute, deliver and perform its duties under the Indenture, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, has duly executed and delivered the Indenture, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and, insofar as the laws governing the trust powers of JPMorgan Chase Bank are concerned and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Indenture, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement constitutes a legal, valid and binding agreement of JPMorgan Chase Bank, enforceable against JPMorgan Chase Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

          (iii) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of JPMorgan Chase Bank is required in connection with the execution and delivery by JPMorgan Chase Bank of the Indenture, the Purchase Contract Agreement, the Pledge Agreement or the Remarketing Agreement or the performance by JPMorgan Chase Bank of its duties thereunder, except such as have been obtained, taken or made;

          (iv)     the Equity Units issued on the date hereof have been duly

                authenticated by JPMorgan Chase Bank, as Purchase Contract Agent; and

          (v) the Notes issued on the date hereof have been duly authenticated by JPMorgan Chase Bank, as Trustee.

       (i) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement and the Stock Purchase Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any Supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any Supplement thereto).

       (j) The Representatives shall have received a letter dated the Closing Date of (i) Deloitte & Touche LLP, with respect to the Company, Northrop Grumman Systems Corporation and Litton Industries, Inc. and (ii) Arthur Andersen LLP, with respect to Newport News Shipbuilding Inc., in each case confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

     (i) In their opinion, the consolidated financial statements and schedule examined by them and incorporated by reference in the Registration Statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

     (ii) They have performed procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, "Interim Financial Information" on the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement;

     (iii) On the basis of the procedures referred to in (ii) above, and inquiries of officials of the relevant company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that: (A) any modifications should be made to the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement for them to be in conformity with GAAP, consistently applied, or (B) such unaudited condensed financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and

     (iv) On the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the relevant company, inquiries of officials of such company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

           A. the unaudited financial statements, if any, included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

           B. the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    C. at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of such company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    D. for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income, income before extraordinary items or net income or in the ratio of earnings to fixed charges; except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (v)            They have compared specified dollar amounts (or
                    percentages derived from such dollar amounts) and other financial information included in the Prospectus and not otherwise covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the relevant company and its subsidiaries subject to the internal controls of the relevant company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

               The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

               (k) The Representatives shall have received the written agreement of each of the persons specified in the applicable Terms Agreement, if any, to the effect that each such person will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, shares of the Company's common stock, securities convertible into or exchangeable or exerciseable for any shares of the Company's common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any such aforementioned transaction is to be settled by delivery of any such securities or cash in each case during a period of 90 days from the date of the prospectus supplement with respect to the applicable Terms Agreement, without the Representatives' prior written consent, other than sales by any such person after 30 days from the commencement of such period of up to 50,000 shares of Common Stock.

               Section 7. INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

               (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution," (i) the list of

Underwriters and their respective participation in the sale of the Securities,
(ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus supplement or the Prospectus.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related actions in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

               (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee or agent of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

               Section 8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

               The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

               Section 9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. The provisions of Section 7 and this Section 9 shall survive the termination or cancellation of this Agreement. If the Terms Agreement is terminated or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5.

               Section 10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067, Attention:
Corporate Secretary.

               Section 11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

               Section 12. APPLICABLE LAW. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               Section 13. CERTAIN DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

               "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Basic Prospectus" shall mean the prospectus referred to in paragraph 2(a) above contained in the Registration Statement at its effective date including any preliminary final prospectus.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

               "Commission" shall mean the Securities and Exchange Commission.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Execution Time" shall mean the date of the relevant Terms Agreement.

               "Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the execution of the Terms Agreement for such Securities, together with the Basic Prospectus.

               "Registration Statement" shall mean the registration statement referred to in paragraph 2(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the effective date of the Registration Statement as provided by Rule 430A.

               "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

               "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

               "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                        Very truly yours,

                                        NORTHROP GRUMMAN CORPORATION

                                        By: /s/ John H. Mullan
                                           --------------------------
                                            Name: John H. Mullan
                                            Title: Corporate Vice President
                                                   and Secretary

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I-A and I-B hereto.

J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.


SALOMON SMITH BARNEY INC.



By: /s/ John A. Chirico
   -------------------------------
 Name: John A. Chirico
 Title: Director


J.P. MORGAN SECURITIES INC.


By: /s/ Christopher Casey
   -------------------------------
 Name: Christopher Casey
 Title: Vice President

For themselves and the other several Underwriters, if any, named in Schedule I-A and I-B to the foregoing Agreement.

                                                                    Schedule I-A

                          NORTHROP GRUMMAN CORPORATION

                                8,000,000 Shares
                                  Common Stock
                            ($1 Par Value Per Share)

                                 TERMS AGREEMENT
                                 ---------------

                                                               November 15, 2001

To:  Northrop Grumman Corporation
     1840 Century Park East
     Los Angeles, California  90067
     Attention: Treasurer

Dear Sirs:

We understand that Northrop Grumman Corporation, a Delaware corporation (the "Company"), proposes to issue and sell 8,000,000 shares of its Common Stock (the "Underwritten Shares") at the Purchase Price below. Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") hereby offer to purchase such Underwritten Shares. The Company also proposes to grant to the Underwriters an option (the "Over-Allotment Option") to purchase severally and not jointly up to 1,200,000 additional shares of Common Stock at the Purchase Price below for the purpose of covering sales in excess of the number of Underwritten Shares (the "Option Shares" and, together with the Underwritten Shares, the "Shares").

The Shares to be purchased by the Underwriter(s) shall have the following terms:

     (1) Public Offering Price: $88.50 per share

     (2) Purchase Price: $85.181 per share

     (3) Underwriting Discount: $3.319 per share

     (4) Total Underwriting Discount, no exercise of Over-Allotment Option:
$26,552,000

     (5) Total Underwriting Discount, full exercise of Over-Allotment Option:
$30,534,800

     (6) Total Proceeds to Company: $681,448,000

     (7) Closing Date, Time and Location: The Closing will take place at 9:30 a.m. (EST) on November 21, 2001 at the offices of Cleary, Gottlieb, Steen & Hamilton, 153 E.53rd Street, New York, New York 10022.

     (8) Representatives of the Underwriters: J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

     (9) Names of Persons specified pursuant to Section 6(k): the Directors and Executive Officers of the Company

All of the provisions contained in the Underwriting Agreement, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter severally agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase from the Company the number of the Underwritten Shares set forth opposite its name.

                                                                             Number of Option Shares to
                                                                             --------------------------
                                                Total Number of                   be Purchased if
                                                ---------------                   ---------------
                                              Underwritten Shares              Over-Allotment Option
                                              -------------------              ---------------------
                    Name                        to be Purchased                  Exercised In Full
                    ----                        ---------------                  -----------------

         J.P. Morgan Securities Inc.               2,400,000                           360,000

         Salomon Smith Barney Inc.                 2,400,000                           360,000

         Goldman, Sachs & Co.                        580,000                            87,000

         Lehman Brothers Inc.                        580,000                            87,000

         Merril Lynch, Pierce, Fenner &
         Smith Incorporated                          580,000                            87,000

         SG Cowen Securities                         580,000                            87,000
         Corporation

         First Union Securities,                     320,500                            48,075
         Inc.

         BNY Capital Markets, Inc.                   186,500                            27,975

         Scotia Capital (USA) Inc.                   186,500                            27,975

         BNP Paribas, London Branch                  186,500                            27,975

         TOTAL                                     8,000,000                         1,200,000

Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to the Representatives in care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013 or J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10017.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

J.P. MORGAN SECURITIES INC.


By:      /S/ Christopher Casey
         ------------------------------------
         Name:  Christopher Casey
         Title: Vice President


SALOMON SMITH BARNEY INC.


By:      /s/ John A. Chirico
         ------------------------------------
         Name:  John A. Chirico
         Title: Director


                             On behalf of each of the Underwriters


Accepted:

NORTHROP GRUMMAN CORPORATION


By:      /s/ John H. Mullan
         ------------------------------------
         Name:  John H. Mullan
         Title: Corporate Vice President
                and Secretary

                                                                    Schedule I-B

                          NORTHROP GRUMMAN CORPORATION

                              Equity Security Units

                                 TERMS AGREEMENT
                                 ---------------

                                                               November 15, 2001

To:   Northrop Grumman Corporation
      1840 Century Park East
      Los Angeles, California 90067
      Attention: Treasurer

Dear Sirs:

We understand that Northrop Grumman Corporation, a Delaware corporation (the "Company"), proposes to issue and sell 6,000,000 of its 7.25% Equity Security Units (the "Underwritten Units") at the Purchase Price below. Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") hereby offer to purchase such Underwritten Units. The Company also proposes to grant to the Underwriters an option (the "Over-Allotment Option") to purchase severally and not jointly up to 900,000 additional 7.25% Equity Security Units at the Purchase Price below for the purpose of covering sales in excess of the number of Underwritten Units (the "Option Units" and, together with the Underwritten Units, the "Securities").

The Securities will initially consist of (a) contracts to purchase common stock of the Company (the "Purchase Contracts") on November 16, 2004 (the "Stock Purchase Date") to be issued under a Purchase Contract Agreement dated as of November 21, 2001 (the "Purchase Contract Agreement") between the Company and JPMorgan Chase Bank, as Purchase Contract Agent and (b) 5.25% Senior Notes (the "Senior Notes") to be issued under an Indenture dated as of November 21, 2001 between the Company and JPMorgan Chase Bank, as trustee (the "Normal Units"), and shall have the following terms:

     (1)  Title: 7.25 % Equity Security Units

     (2)  Payments: Quarterly

     (3)  Ranking: Senior

     (4)  Payment Dates: February 16, May 16, August 16 and November 16

     (5)  Public Offering Price: $100.00 per Unit

     (6)  Purchase Price:        $ 97.00 per unit

     (7)  Total Underwriting Discount, no exercise of Over-Allotment Option:
          $18,000,000

     (8)  Total Underwriting Discount, full exercise of Over-Allotment Option:
$20,700,000

     (9)  Total Proceeds to Company: $582,000,000

     (10) Notes:

          (i)      Principal payment due date: November 16, 2006

          (ii) Interest payment dates: February 16, May 16, August 16 and November 16

          (iii)    Date from which interest payments accrue: November 21, 2001

          (iv)     First Interest Payment Date: February 16, 2002:

     (11) Forward Purchase Contract:

          (i)      Stock Purchase Date:  November 16, 2004

          (ii)     Contract Adjustment Payment Rate: 2.0%

          (iii)    Conversion Premium for Stock Settlement: 22%

     (12) Closing Date, Time and Location: The Closing will take place at 9:30 a.m. (EST) on November 21, 2001 at the offices of Cleary, Gottlieb, Steen & Hamilton, 153 E.53/rd/ Street, New York, New York 10022.

     (13) Representatives of the Underwriters: J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

     (14) Names of persons specified pursuant to Section 6(k): the Directors and Executive Officers of the Company

     (15) Other Terms:

The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Underwritten Units, 9:30 a.m., New York City time, on November 21, 2001 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Option Units, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Option Units, or such other time and date as the Representatives and the Company may agree in writing.

All of the provisions contained in the Underwriting Agreement, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter severally agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase from the Company the number of the Underwritten Units set forth opposite its name.

                                                                                          Number of Option Units to be
                                                         Total Number of Underwritten      Purchased if Over-Allotment
                              Name                           Units to be Purchased           Option Exercised In Full
                              ----                           ---------------------           ------------------------
                 J.P. Morgan Securities Inc.                        2,400,000                        360,000

                 Salomon Smith Barney Inc.                          2,400,000                        360,000

                 Goldman, Sachs & Co.                                 300,000                         45,000

                 Lehman Brothers Inc.                                 300,000                         45,000

                 Merrill Lynch, Pierce,
                 Fenner & Smith Incorporated                          300,000                         45,000

                 SG Cowen Securities                                  300,000                         45,000
                 Corporation

                 TOTAL                                              6,000,000                        900,000

Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to the Representatives in care of Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to the Representatives in care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013 or J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10017

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

J.P. MORGAN SECURITIES INC.


By:      /s/ Christopher Casey
         -----------------------------------
         Name:  Christopher Casey
         Title: Vice President


SALOMON SMITH BARNEY INC.


By:      /s/ John A. Chirico
         -----------------------------------
         Name:  John A. Chirico
         Title: Director


                      On behalf of each of the Underwriters


Accepted:

NORTHROP GRUMMAN CORPORATION


By:      /s/ John H. Mullan
         ------------------------------------
         Name:  John H. Mullan
         Title: Corporate Vice President
                and Secretary

                                   Schedule A

"Subsidiaries"

       Northrop Grumman Systems Corporation
       Litton Industries, Inc.
       Litton Systems, Inc.
       Northrop Grumman Information Technology, Inc. (formerly Logicon, Inc.)